Exhibit 99.1

For release: May 8, 2024

Global Indemnity Group, LLC Reports First Quarter 2024 Results

Wilmington, Del., (May 8, 2024) – Global Indemnity Group, LLC (NYSE:GBLI) (the “Company”) today reported net income available to shareholders of $11.3 million for the three months ended March 31, 2024 compared to $2.4 million for the same period in 2023.

Highlights for the 1st quarter of 2024

•

The increase in net income available to shareholders was driven by strong underwriting results in the Penn-America excess and surplus lines business, reflected in a 54.8% Loss Ratio and 94.0% Combined Ratio, and a 21% increase in investment income to $14.5 million in 2024 due to steps taken by the Company to position it to take advantage of rising interest rates.

•	Gross written premiums declined 24.0% to $93.5 million for 2024 from $123.0 in the same period in 2023 due to runoff of business in the Company’s Non-Core segment.

•	Book value per share increased to $48.18 at March 31, 2024 from $47.53 at December 31, 2023, an increase of 2.1% including dividends paid of $0.35 per share in 2024.

•	Dividend per share increased 40% to $0.35 in 2024 from $0.25 in the same period in 2023.

Consolidated Selected Operating and Balance Sheet Information

(Dollars in millions, except per share data)

	For the Three Months Ended March 31,
	2024	2023
Net income available to shareholders	$11.3	$2.4
Net income available to shareholders per share	$0.82	$0.17
Adjusted operating income	$10.7	$3.7
Adjusted operating income per share	$0.77	$0.26
Underwriting income (loss)	$5.3	$(1.1)
Investment income	$14.5	$12.0
Gross written premiums	$93.5	$123.0

Combined ratio analysis:
Loss ratio	55.3%	62.8%
Expense ratio	39.6%	38.2%

Combined ratio (1)	94.9%	101.0%

	As of March 31, 2024	As of December 31, 2023
Book value per share (2)	$48.18	$47.53
Book value per share plus cumulative dividends and excluding AOCI	$56.00	$55.22
Shareholders’ equity (3)	$659.5	$648.8
Cash and invested assets (4)	$1,417.3	$1,390.4
Shares Outstanding (in millions)	13.6	13.6

(1)

The loss ratio, expense ratio and combined ratio are GAAP financial measures that are generally viewed in the insurance industry as indicators of underwriting profitability. The loss ratio is the ratio of net losses and loss adjustment expenses to net earned premiums. The expense ratio is the ratio of acquisition costs and other underwriting expenses to net earned premiums. The combined ratio is the sum of the loss and expense ratios.

(2)	Net of cumulative Company distributions to common shareholders totaling $6.35 per share and $6.00 per share as of March 31, 2024 and December 31, 2023, respectively.
(3)	Shareholders’ equity includes $4 million of series A cumulative fixed rate preferred shares.
(4)	Including receivable for securities matured.

Business Highlights for the Three Months Ended March 31, 2024 and 2023

(Dollars in millions)

Select Underwriting Income Results

	For the Three Months Ended March 31,
	Penn-America		Non-Core Operations		Consolidated
	2024	2023	2024	2023	2024	2023
Revenues:
Gross written premiums	$94.0	$95.4	$(0.5)	$27.6	$93.5	$123.0
Net written premiums	$92.6	$91.2	$(0.5)	$24.7	$92.1	$115.9
Net earned premiums	$89.1	$90.6	$7.5	$49.5	$96.6	$140.1

Underwriting income (loss), current accident year	$5.7	$(0.8)	$(0.4)	$0.2	$5.3	$(0.6)
Underwriting income (loss)	$5.6	$(3.1)	$(0.3)	$2.0	$5.3	$(1.1)

Combined ratio analysis:
Loss ratio
Current accident year	54.8%	63.0%	60.6%	62.5%	55.3%	62.8%
Prior accident year	0.1%	2.4%	(0.5%)	(4.4%)	0.0%	0.0%

Calendar year loss ratio	54.9%	65.4%	60.1%	58.1%	55.3%	62.8%
Expense ratio	39.2%	38.3%	44.9%	37.9%	39.6%	38.2%

Combined ratio	94.1%	103.7%	105.0%	96.0%	94.9%	101.0%

Combined ratio, current accident year	94.0%	101.2%	105.5%	99.7%	94.9%	100.6%

Select Premium Data

	Three Months Ended March 31,
	Gross Written Premiums			Net Written Premiums
	2024	2023	% Change	2024	2023	% Change
Penn-America:
Wholesale Commercial	$61.0	$58.3	4.7%	$59.0	$56.8	4.0%
InsurTech	12.5	10.7	17.0%	12.0	9.6	24.6%
Assumed Reinsurance	2.9	2.4	20.9%	2.9	2.4	20.9%

	76.4	71.4	7.1%	73.9	68.8	7.5%
Programs	17.6	24.0	(26.7%)	18.7	22.4	(16.5%)

Penn-America	94.0	95.4	(1.4%)	92.6	91.2	1.6%
Non-Core Operations	(0.5)	27.6	(102.0%)	(0.5)	24.7	(102.1%)

Total	$93.5	$123.0	(24.0%)	$92.1	$115.9	(20.5%)

•	Penn-America’s gross written premiums for the 2024 was $94.0 million slightly below $95.4 million in 2023.

•	In aggregate for Wholesale Commercial, InsurTech, and Assumed Reinsurance gross written premiums business grew by 7.1% in 2024. Growth is driven by organic agency growth, new agents, and new products.

•

Programs’ gross written premiums declined 26.7%; Excluding programs terminated in 2023 that did not meet our long-term growth and underwriting income expectations, Programs’ gross written premiums declined 11.9% in 2024.

•

Penn-Amerca’s current accident year underwriting income improved to $5.7 million in 2024 compared to an underwriting loss of $0.8 million in 2023 mainly driven by improved experience on non-catastrophe related property business. Combined ratio improved to 94.0% in 2024 from 101.2% in 2023.

•	Penn-America’s current accident year loss ratio improved 8.2 points to 54.8% in 2024.

•	Property loss ratio improved 18.6 points to 50.1% due to improved performance on non-catastrophe related business; catastrophe losses were $3.3 million in 2024 and 2023.

•	Casualty loss ratio was 58.6% in 2024 compared to 58.9% in 2023.

GLOBAL INDEMNITY GROUP, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended March 31,
	2024	2023
Gross written premiums	$93,488	$122,985
Net written premiums	$92,085	$115,861

Net earned premiums	$96,579	$140,072
Net investment income	14,520	12,008
Net realized investment gains (losses)	847	(1,520)
Other income	345	354

Total revenues	112,291	150,914

Net losses and loss adjustment expenses	53,384	88,001
Acquisition costs and other underwriting expenses	38,269	53,478
Corporate and other operating expenses	6,373	6,368

Income before income taxes	14,265	3,067
Income tax expense	2,899	573

Net income	11,366	2,494
Less: Preferred stock distributions	110	110

Net income available to common shareholders	$11,256	$2,384

Per share data:
Net income available to common shareholders
Basic	$0.83	$0.17
Diluted	$0.82	$0.17
Weighted-average number of shares outstanding
Basic	13,579	13,671
Diluted	13,687	13,929

Cash distributions declared per common share	$0.35	$0.25

Combined ratio analysis:
Loss ratio	55.3%	62.8%
Expense ratio	39.6%	38.2%

Combined ratio	94.9%	101.0%

GLOBAL INDEMNITY GROUP, LLC

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	(Unaudited) March 31, 2024	December 31, 2023
ASSETS
Fixed maturities:
Available for sale, at fair value (amortized cost: $1,250,975 and $1,322,092; net of allowance for expected credit losses of $0 at March 31, 2024 and December 31, 2023)	$1,226,309	$1,293,793
Equity securities, at fair value	17,045	16,508
Other invested assets	34,021	38,236

Total investments	1,277,375	1,348,537

Cash and cash equivalents	38,857	38,037
Premium receivables, net of allowance for expected credit losses of $4,423 at March 31, 2024 and $4,796 at December 31, 2023	92,440	102,158
Reinsurance receivables, net of allowance for expected credit losses of $8,992 at March 31, 2024 and December 31, 2023	77,664	80,439
Funds held by ceding insurers	17,395	16,989
Deferred federal income taxes	33,224	36,802
Deferred acquisition costs	40,231	42,445
Intangible assets	14,368	14,456
Goodwill	4,820	4,820
Prepaid reinsurance premiums	3,229	4,958
Receivable for securities matured	101,091	3,858
Lease right of use assets	9,288	9,715
Other assets	18,260	26,362

Total assets	$1,728,242	$1,729,576

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$853,602	$850,599
Unearned premiums	176,630	182,852
Ceded balances payable	1,651	2,642
Federal income tax payable	1,600	1,595
Contingent commissions	2,598	5,632
Lease liabilities	11,910	12,733
Other liabilities	20,756	24,770

Total liabilities	$1,068,747	$1,080,823

Shareholders’ equity:
Series A cumulative fixed rate preferred shares, $1,000 par value; 100,000,000 shares authorized, shares issued and outstanding: 4,000 and 4,000 shares, respectively, liquidation preference: $1,000 per share and $1,000 per share, respectively	4,000	4,000
Common shares: no par value; 900,000,000 common shares authorized; class A common shares issued: 11,082,004 and 11,042,670, respectively; class A common shares outstanding: 9,810,763 and 9,771,429, respectively; class B common shares issued and outstanding: 3,793,612 and 3,793,612, respectively	—	—
Additional paid-in capital (1)	456,179	454,791
Accumulated other comprehensive income (loss), net of tax	(19,995)	(22,863)
Retained earnings (1)	251,474	244,988
Class A common shares in treasury, at cost: 1,271,241 and 1,271,241 shares, respectively	(32,163)	(32,163)

Total shareholders’ equity	659,495	648,753

Total liabilities and shareholders’ equity	$1,728,242	$1,729,576

(1)	Since the Company’s initial public offering in 2003, the Company has returned $614 million to shareholders, including $522 million in share repurchases and $92 million in dividends/distributions.

GLOBAL INDEMNITY GROUP, LLC

SELECTED INVESTMENT DATA

(Dollars in millions)

	Market Value as of
	(Unaudited) March 31, 2024	December 31, 2023
Fixed maturities	$1,226.3	$1,293.8
Cash and cash equivalents	38.9	38.0

Total bonds and cash and cash equivalents	1,265.2	1,331.8
Equities and other invested assets	51.0	54.7

Total cash and invested assets, gross	1,316.2	1,386.5
Receivable for securities matured	101.1	3.9

Total cash and invested assets, net	$1,417.3	$1,390.4

	Total Investment Return (1)
	For the Three Months Ended March 31, (Unaudited)
	2024	2023
Net investment income	$14.5	$12.0

Net realized investment gains (losses)	0.8	(1.5)
Net unrealized investment gains (losses)	3.6	10.5

Net realized and unrealized investment return	4.4	9.0

Total investment return	$18.9	$21.0

Average total cash and invested assets	$1,403.9	$1,344.9

Total quarterly investment return %	1.3%	1.6%

Total annualized investment return %	5.4%	6.2%

(1)	Amounts in this table are shown on a pre-tax basis.

GLOBAL INDEMNITY GROUP, LLC

SUMMARY OF ADJUSTED OPERATING INCOME

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended March 31,
	2024	2023
Adjusted operating income, net of tax (1)	$10,692	$3,716
Net realized investment gains (losses)	674	(1,222)

Net income	$11,366	$2,494

Weighted average shares outstanding – basic	13,579	13,671

Weighted average shares outstanding – diluted	13,687	13,929

Adjusted operating income per share – basic (2)	$0.78	$0.26

Adjusted operating income per share – diluted (2)	$0.77	$0.26

(1)	Adjusted operating income, net of tax, excludes preferred shareholder distributions of $0.1 million for each of the three months ended March 31, 2024 and 2023.
(2)	The adjusted operating income per share calculation is net of preferred shareholder distributions of $0.1 million for each of the three months ended March 31, 2024 and 2023.

Note Regarding Adjusted Operating Income

Adjusted operating income, a non-GAAP financial measure, is equal to net income excluding after-tax net realized investment gains (losses) and other unique charges not related to operations. Adjusted operating income is not a substitute for net income determined in accordance with GAAP, and investors should not place undue reliance on this measure.

About Global Indemnity Group, LLC and its subsidiaries

Global Indemnity Group, LLC (NYSE:GBLI), through its several direct and indirect wholly owned subsidiary insurance companies, provides both admitted and non-admitted specialty property and specialty casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide. The insurance companies manage the distribution of the Company’s core product offerings through Penn-America. The Company also has a Non-Core Operations segment that contains lines of business that have been de-emphasized or are no longer being written.

Forward-Looking Information

The forward-looking statements contained in this press release3 do not address a number of risks and uncertainties including COVID-19. Investors are cautioned that Global Indemnity’s actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward looking statements. These statements are based on estimates and information available to us at the time of this press release. All forward-looking statements in this press release are based on information available to Global Indemnity as of the date hereof. Please see Global Indemnity’s filings with the Securities and Exchange Commission for a discussion of risks and uncertainties which could impact the Company and for a more detailed explication regarding forward-looking statements. Global Indemnity does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

[3]	Disseminated pursuant to the “safe harbor” provisions of Section 21E of the Security Exchange Act of 1934.

Contact:	Stephen W. Ries
Head of Investor Relations
(610) 668-3270
sries@gbli.com